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                                                                   Exhibit 10.22


                            BUSINESS LOAN AGREEMENT


THIS BUSINESS LOAN AGREEMENT (this "Agreement") is entered into as of the date set forth below between UNION BANK OF CALIFORNIA, N.A., a national banking association ("Bank") and Computer Geeks Discount Outlet, Inc. ("Borrower") with respect to each and every extension of credit (whether one or more, collectively referred to as the "Loan") from Bank to Borrower. In consideration of the Loan, Bank and Borrower agree to the following terms and conditions:

1.   THE LOAN.

     1.1 The Note. The Loan is evidenced by one or more promissory notes or other evidences of indebtedness, including each amendment, extension, renewal or replacement thereof, which are incorporated herein by this reference (whether one or more, collectively referred to as the "Note").

     1.2 Revolving Loan Clean-up Period. For any portion of the Loan which is a revolving loan, at least ten (10) consecutive days during each three (3) month period the principal amount outstanding under such revolving loan must be zero (0).

     1.3 Collateral. The payment and performance of all obligations of Borrower under the Loan Documents is and shall be during the term of the Loan secured by a perfected security interest in such real or personal property collateral as is required by Bank and each security interest shall rank in first priority unless otherwise specified in writing by Bank.

     1.4 Guaranty. The payment and performance of all obligations of Borrower under the Loan Documents are and shall be during the term of the Loan guaranteed by: Ever-tek Computer Corporation, Scott E. Kusel, Frank Segler and Segler Family Trust.

2. CONDITIONS TO AVAILABILITY OF THE LOAN. Before Bank is obligated to disburse all or any portion of the Loan, Bank must have received (a) the Note and every other document required by Bank in connection with the Loan, each of which must be in form and substance satisfactory to Bank (together with this Agreement, referred to as the "Loan Documents"). (b) confirmation of the perfection of its security interest in any collateral for the Loan, and (c) payment of any fee required in connection with the Loan.

3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants (and each request for a disbursement of the proceeds of the Loan shall be deemed a representation and warranty made on the date of such request) that:

     3.1 Borrower is an individual or Borrower is duly organized and existing under the laws of the state of its organization and is duly qualified to conduct business in each jurisdiction in which its business is conducted:

     3.2 The execution, delivery and performance of the Loan Documents executed by Borrower are within Borrower's power, have been duly authorized, are legal, valid and binding obligations of Borrower, and are not in conflict with the terms of any charter, bylaw, or other organization papers of Borrower or with any law, indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected:

     3.3 All financial statements and other financial information submitted by Borrower to Bank are true and correct in all material respects, and there has been no material adverse change in Borrower's financial condition since the date of the latest of such financial statements:

     3.4 Borrower is properly licensed and in good standing in each state in which Borrower is doing business, and Borrower has complied with all laws and regulations affecting Borrower, including without limitation, each applicable fictitious business name statute:

     3.5 There is no event which is, or with notice or lapse of time or both would be, an Event of Default (as defined in Article 5):


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     3.6  Borrower is not engaged in the business of extending credit for the purpose of, and no part of the Loan will be used, directly or indirectly, for purchasing or carrying margin stock within the meaning of Federal Reserve Board Regulation U; and

     3.7 Borrower is not aware of any fact, occurrence or circumstance which Borrower has not disclosed to Bank in writing which has, or could reasonably be expected to have, a material adverse effect on Borrower's ability to repay the Loan or perform its obligations under the Loan Documents.

4. COVENANTS. Borrower agrees, so long as the Loan or any commitment to make any advance under the Loan is outstanding and until full and final payment of all sums outstanding under any Loan Document, that Borrower will:

     4.1  Maintain:

          (a)  A quick ratio of not less than 1.00:1.00;

          (b) Tangible Net Worth of not less than One Million Eight Hundred Thousand ($1,800,000). (As used herein "Tangible Net Worth" means net worth increased by indebtedness of Borrower subordinated to Bank and decreased by patents, licenses, trademarks, trade names, goodwill and other similar intangible assets, organizational expenses, and monies due from affiliates including officers, shareholders and directors);

          (c) A ratio of total liabilities to Tangible Net Worth of not greater than 1.00:1.00;

          (d) Retain Eighty percent (80%) of net profit after all tax payments, to be measured as of the end of each fiscal year end of Borrower, for the twelve (12) month period immediately preceding the date of measurement;

          (e) Accounts Payable to Ever-tek Computer Corporation, Inc. not to exceed Six Hundred Fifty Thousand Dollars ($650,000).

All accounting terms used in this Agreement shall have the definitions given them by generally accepted accounting principles, unless otherwise defined herein.

     4.2  Give written notice to Bank within fifteen (15) days of the following:

          (a) Any litigation or arbitration proceeding affecting Borrower where the amount in controversy is One Hundred Thousand ($100,000) or more;

          (b) Any material dispute which may exist between Borrower and any government regulatory body or law enforcement body;

          (c) Any Event of Default or any event which, upon notice, or lapse of time, or both, would become an Event of Default;

          (d) Any other matter which has resulted or is likely to result in a material adverse change in Borrower's financial condition or operation; and

          (e) Any change in Borrower's name or the location of Borrower's principal place of business, or the location of any collateral for the Loan, or the establishment of any new place of business or the discontinuance of any existing place of business.

     4.3 Furnish to Bank an income statement, balance sheet, and statement of retained earnings, with supportive schedules ("Financial Statement"), and any other financial information requested by Bank, prepared in accordance with generally accepted accounting principles and in a form satisfactory to Bank as follows:

          (a) Within thirty (30) days after the close of each quarter except for the final quarter of each fiscal year, Borrower's internally prepared balance sheet as of the close of such fiscal quarter. Borrower's internally prepared income and expense statement with supportive schedules and statement of retained earnings for that fiscal quarter;

          (b) Within one hundred fifty (150) days after the close of each fiscal year, a copy of Borrower's statement of financial condition including at least Borrower's balance sheet as of the close of such fiscal year, Borrower's income and expense statement and retained earnings statement for such fiscal year, examined and prepared on an audited basis by independent certified public accountants selected by Borrower and



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reasonably satisfactory to Bank, in accordance with generally accepted accounting principles applied on a basis consistent with that of the previous fiscal year;

(c) Within one hundred twenty (120) days after the close of each fiscal year, a copy of each guarantor's annual financial statement;

(d) Within thirty (30) days after each calendar quarter end, a copy of Borrower's quarterly accounts receivable and accounts payable agings and inventory reports;

(e)  Promptly upon request, any other financial information requested by Bank;

(f) Within thirty (30) days after the close of each quarter except for the final quarter of each fiscal year, Ever-tek Computer Corporation's internally prepared balance sheet as of the close of such fiscal quarter, Ever-tek Computer Corporation's internally prepared income and expense statement with supportive schedules and statement of retained earnings for that fiscal quarter; and

(g) Within one hundred fifty (150) days after the close of each fiscal year, a copy of Ever-tek Computer Corporation's statement of financial condition including at least Ever-tek Computer Corporation's balance sheet as of the close of such fiscal year, Ever-tek Computer Corporation's income and expense statement and retained earnings statement for such fiscal year, examined and prepared on an audited basis by independent certified public accountants selected by Ever-tek Computer Corporation's and reasonably satisfactory to Bank, in accordance with generally accepted accounting principles applied on a basis consistent with that of the previous fiscal year.

4.4 Furnish to Bank, on Bank's request, a copy of each guarantor's most recently filed federal income tax return with all accompanying schedules.

4.5 Pay or reimburse Bank for all costs and expenses and fees incurred by Bank in preparing and documenting this Agreement and the Loan, and all amendments and modifications thereof, including but not limited to all filing and recording fees, costs of appraisals, insurance and attorney's fees, including the reasonable estimate of the allocated costs and expenses of in-house legal counsel and staff.

4.6 Maintain and preserve Borrower's existence, present form of business and all rights, privileges and franchises necessary or desirable in the normal course of its business, and keep all of Borrower's properties in good working order and condition.

4.7 Maintain and keep in force insurance with companies acceptable to Bank and in such amounts and types, including without limitation fire and public liability insurance, as is usual in the business carried on by Borrower, or as Bank may reasonably request. Such insurance policies must be in form and substance satisfactory to Bank.

4.8 Maintain adequate books, accounts and records and prepare all financial statements required hereunder in accordance with generally accepted accounting principles, and in compliance with the regulations of any governmental regulatory body having jurisdiction over Borrower or Borrower's business and permit employees or agents of Bank at any reasonable time to inspect Borrower's assets and properties, and to examine or audit Borrower's books, accounts and records and make copies and memoranda thereof.

4.9 At all times comply with, or cause to be complied with, all laws, statutes, rules, regulations, orders and directions of any governmental authority having jurisdiction over Borrower or Borrower's business, and all material agreements to which Borrower is a party.

4.10 Except as provided in this Agreement, or in the ordinary course of its business as currently conducted, not make any loans or advances, become a guarantor or surety, pledge its credit or properties in any manner, or extend credit.

4.11 Not purchase the debt or equity of another person or entity except for savings accounts and certificates of deposit of Bank, direct U.S. Government obligations and commercial paper issued by corporations with top ratings of Moody's or Standard & Poor's, provided that all such permitted investments shall mature within one year of purchase.

4.12 Not create, assume or suffer to exist any mortgage, encumbrance, security interest, pledge or lien ("Lien") on Borrower's real or personal property, whether nor owned or hereafter acquired, or upon the income or profits thereof except the following: (a) Liens in favor of Bank, (b) Liens for taxes or other items not delinquent or



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
contested in good faith, or (c) other Liens n/a.

     4.13 Not sell or discount any account receivable or evidence of indebtedness, except to Bank or not borrow any money or become contingently liable for money borrowed, except pursuant to agreements made with Bank.

     4.14 Neither liquidate, dissolve, enter into any consolidation, merger, partnership, or other combination: nor convey, sell or lease all or the greater part of its assets or business; nor purchase or lease all or the greater part of the assets or business of another.

     4.15 Not engage in any business activities or operations substantially different from or unrelated to present business activities and operations.

     4.16 Not in any single fiscal year of Borrower, expand or incur obligations of more than Twenty Five Thousand Dollars ($25,000) for the acquisition of fixed or capital assets.

     4.17 Not in any single fiscal year of borrower, enter into any lease of real or personal property which would cause Borrower's aggregate annual obligations under all such real and personal property leases to exceed Twenty Five Thousand Dollars ($25,000).

     4.18 Borrower will promptly, upon demand by Bank, take such further action and execute all such additional documents and instruments in connection with this Agreement as Bank in its reasonable discretion deems necessary and promptly supply Bank with such other information concerning its affairs as Bank may request from time to time.

5. EVENTS OF DEFAULT. The occurrence of any of the following events ("Events of Default") shall terminate any obligation on the part of Bank to make or continue the Loan and automatically, unless otherwise provided under the Loan Documents, shall make all sums of interest and principal and any other amounts owing under the Loan immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or any other notices or demands:

     5.1 Borrower shall default in the due and punctual payment of the principal of or the interest on the Note or any of the Loan Documents:

     5.2  Any default shall occur under the Note;

     5.3 Borrower shall default in the due performance or observance of any covenant or condition of the Loan Documents;

     5.4 Any guaranty or subordination agreement required hereunder is breached or becomes ineffective or any guarantor or subordinating creditor dies or disavows or attempts to revoke or terminate such guaranty or subordination agreement; or

     5.5 There is a change in ownership or control of ten percent (10%) or more of the issued and outstanding stock of Borrower or any guarantor, or (if the Borrower is a partnership) there is a change in ownership or control of any general partner's interest.

6. MISCELLANEOUS.

     6.1 The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers, and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of setoff or banker's lien.

     6.2 Any forbearance or failure or delay by Bank, in exercising any right, power or remedy hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof. No waiver shall be effective unless it is in writing and signed by an officer of Bank.

     6.3 The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assignees of Borrower, and any assignment by Borrower without Bank's consent shall be null and void.

     6.4 This Agreement and all other agreements and instruments required by Bank in connection herewith shall be governed by and construed according to the laws of the State of California.

     6.5 Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective. In the event of conflict between the provisions of this Agreement and




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
     the provisions of any note or reimbursement agreement evidencing any indebtedness hereunder, the provisions of such note or reimbursement agreement shall prevail.

     6.6 Except for documents and instruments specifically referenced herein, this Agreement constitutes the entire agreement between Bank and Borrower regarding the Loan and all prior communications, verbal or written, between Borrower and Bank shall be of no further effect or evidentiary value.

     6.7 The section and subsection headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     6.8 This Agreement may be amended only in writing signed by all parties hereto.

     6.9 Borrower and Bank may execute one or more counterparts to this Agreement, each of which shall be deemed an original, but taken together shall be one and the same instrument.

     6.10 Any notices or other communications provided for or allowed hereunder shall be effective only when given by one of the following methods and addressed to the respective party at its address given with the signatures at the end of this Agreement and shall be considered to have been validly given; (a) upon delivery, if delivered personally; (b) upon receipt, if mailed, first class postage prepaid, with the United States Postal Service;
     (c) on the next business day if sent by overnight courier service of recognized standing; and (d) upon telephoned confirmation of receipt, if telecopied.

7. ADDITIONAL PROVISIONS. The following additional provision, if any, are hereby made part of this Agreement:
     N/A

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of April 20, 1999.


By: /s/ SCOTT KUSEL
   -----------------------------
        Scott Kusel
Title:  President


Address to where notices to Borrower are to be sent:

2370 Oak Ridge Rd.
Vista, CA 92083

Tel # 760-734-3681
Fax # 760-734-3682


UNION BANK OF CALIFORNIA, N.A.


By: /s/ MAUREEN SULLIVAN
   ------------------------------
        Maureen Sullivan
Title:  Vice President


Address to where notices to Bank are to be sent:

530 "B" Street, Fourth Floor
San Diego, CA 92101

Tel # 619-230-3763
Fax # 619-230-3766


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
                                                                                                THIS SPACE FOR USE OF FILING OFFICER

FINANCING STATEMENT -- FOLLOW INSTRUCTIONS CAREFULLY
This Financing Statement is presented for filing pursuant to the Uniform Commercial
Code and will remain effective, with certain exceptions, for 5 years from date of filing.
-----------------------------------------------------------------------------------------
A. NAME & TEL. # OF CONTACT AT FILER (optional)       B. FILING OFFICE ACCT. # (optional)
                                                            P6-0000-937-7
-----------------------------------------------------------------------------------------
C. RETURN COPY TO: (Name and Mailing Address)

                         ATTN CLD V03 492 ANA FUKUCHI 40061
                         UNION BANK OF CALIFORNIA, N.A.
                         PO BOX 30115
                         LOS ANGELES, CA 90030-0115
-----------------------------------------------------------------------------------------
D. OPTIONAL DESIGNATION (If applicable):
            [ ] LESSOR/LESSEE    [ ] CONSIGNOR/CONSIGNEE    [ ] NON-UCC FILING
------------------------------------------------------------------------------------------------------------------------------------
1.  DEBTOR'S EXACT FULL LEGAL NAME -- Insert only one debtor name (1a or 1b)
    --------------------------------------------------------------------------------------------------------------------------------
    1a. ENTITY'S NAME
        COMPUTER GEEKS DISCOUNT OUTLET, INC.
OR  --------------------------------------------------------------------------------------------------------------------------------
    1b. INDIVIDUAL'S LAST NAME                          FIRST NAME                     MIDDLE NAME                     SUFRX

------------------------------------------------------------------------------------------------------------------------------------
1c. MAILING ADDRESS                                     CITY                           STATE          COUNTRY       POSTAL CODE
    2370 OAK RIDGE WAY                                  VISTA                          CA             USA           92083
------------------------------------------------------------------------------------------------------------------------------------
1d. S.S. OR TAX I.D.#        OPTIONAL        1e. TYPE OF ENTITY       1f. ENTITY'S STATE              1g. ENTITY'S ORGANIZATIONAL
                         ADD'NL INFO RE                               OR COUNTRY OF                   I.D.#, if any
    33-0708638            ENTITY DEBTOR          CORPORATION          ORGANIZATION    CALIFORNIA      [ ] NONE
------------------------------------------------------------------------------------------------------------------------------------
2.  ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME -- Insert only one debtor name (2a or 2b)
    --------------------------------------------------------------------------------------------------------------------------------
    2a. ENTITY'S NAME

OR  --------------------------------------------------------------------------------------------------------------------------------
    2b. INDIVIDUAL'S LAST NAME                          FIRST NAME                     MIDDLE NAME                     SUFRX

------------------------------------------------------------------------------------------------------------------------------------
2c. MAILING ADDRESS                                     CITY                           STATE          COUNTRY       POSTAL CODE

------------------------------------------------------------------------------------------------------------------------------------
2d. S.S. OR TAX I.D.#        OPTIONAL        2e. TYPE OF ENTITY       2f. ENTITY'S STATE              2g. ENTITY'S ORGANIZATIONAL
                         ADD'NL INFO RE                               OR COUNTRY OF                   I.D.#, if any
                          ENTITY DEBTOR                               ORGANIZATION                    [ ] NONE
------------------------------------------------------------------------------------------------------------------------------------
3.  SECURED PARTY'S (ORIGINAL S/P or ITS TOTAL ASSIGNEE) EXACT FULL LEGAL NAME -- Insert only one secured party name (3a or 3b)
    --------------------------------------------------------------------------------------------------------------------------------
    3a. ENTITY'S NAME
        UNION BANK OF CALIFORNIA, N.A.
OR  --------------------------------------------------------------------------------------------------------------------------------
    3b. INDIVIDUAL'S LAST NAME                          FIRST NAME                     MIDDLE NAME                     SUFRX

------------------------------------------------------------------------------------------------------------------------------------
3c. MAILING ADDRESS                                     CITY                           STATE          COUNTRY       POSTAL CODE
    P.O. BOX 30115                                      LOS ANGELES                    CA             USA           90030-0115
------------------------------------------------------------------------------------------------------------------------------------
4.  This FINANCING STATEMENT covers the following types of property: For value received and in consideration of advances, present and future, and other obligations, debtor hereby grants a security interest in all of the following property:

    ALL ACCOUNTS, DEPOSIT ACCOUNTS, INSTRUMENTS, CHATTEL PAPER, DOCUMENTS, GENERAL INTANGIBLES, INVENTORY, EQUIPMENT, FURNITURE,
    AND FIXTURES, NOW OR HEREAFTER OWNED OR ACQUIRED BY DEBTOR, ALL PROCEEDS AND INSURANCE PROCEEDS OF THE FOREGOING, ALL
    GUARANTEES AND OTHER SECURITY THEREFOR, AND ALL OF DEBTOR'S PRESENT AND FUTURE BOOKS AND RECORDS RELATING THERETO (INCLUDING
    COMPUTER-STORED INFORMATION AND ALL SOFTWARE RELATING THERETO) AND ALL CONTRACT RIGHTS WITH THIRD PARTIES RELATING TO THE
    MAINTENANCE OF ANY SUCH BOOKS, RECORDS AND INFORMATION.








                                                  Secretary of State of California
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5.  CHECK BOX  [ ]    This FINANCING STATEMENT is signed by the Secured party instead of the  7. If filed in Florida (check one)
    (if applicable)   Debtor a security interest (a) in ???? subject to a security            [ ] Documentary     [ ] Documentary
                      interest in another jurisdiction when it was brought into this          stamp tax paid      tax not applicable
                      state, or when the debtor's location was changed in this state, or (b) in accordance with other statutory provisions
                      (additional data may be required)
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6.  REQUIRED SIGNATURE(S)                                             8. [ ] This FINANCING STATEMENT is to be filed (for record)
                           COMPUTER GEEKS DISCOUNT OUTLET, INC.              (or recorded) in the REAL ESTATE RECORDS
                                                                             Attach Addendum                         (if applicable)
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                                                                      9. Check to REQUEST SEARCH CERTIFICATE(S) on Debtor(s)
                     /s/ SCOTT KUSEL  PRESIDENT                          (ADDITIONAL FEE)        [ ]           [ ]           [ ]
                                                                         (Optional)           All Debtors    Debtor 1      Debtor 2
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